EXHIBIT 10.72
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT,
CONSENT AND RELEASE

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, CONSENT AND RELEASE (this “Amendment”) is executed and entered into as of February 1, 2021 (the “Effective Date”), by and among (a) DIGIRAD HEALTH, INC., a Delaware corporation (“Digirad Health”), DIGIRAD IMAGING SOLUTIONS, INC., a Delaware corporation (“Digirad Imaging”), MD OFFICE SOLUTIONS, a California corporation (“MD Office”), DMS HEALTH TECHNOLOGIES, INC., a North Dakota corporation (“DMS Health”), DMS IMAGING, INC., a North Dakota corporation (“DMS Imaging”), DMS HEALTH TECHNOLOGIES-CANADA, INC., a North Dakota corporation (“DMS Health Canada”), PROJECT RENDEZVOUS HOLDING CORPORATION, a Delaware corporation (“PR Holding”), PROJECT RENDEZVOUS ACQUISITION CORPORATION, a Delaware corporation (“PR Acquisition”), and DIGIRAD DIAGNOSTIC IMAGING, INC., a Delaware corporation (“Digirad Diagnostic Imaging”, and together with Digirad Health, Digirad Imaging, MD Office, DMS Health, DMS Imaging, DMS Health Canada, PR Holding, and PR Acquisition, collectively, the “Borrowers” and each a “Borrower”), (b) STAR EQUITY HOLDINGS, INC. (formerly known as Digirad Corporation), a Delaware corporation (“Digirad”), as Guarantor, and (c) STERLING NATIONAL BANK, a national banking association (together with its successors and permitted assigns, the “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrowers, Guarantor, and Lender entered into that certain Loan and Security Agreement dated as of March 29, 2019 (the “Original Loan Agreement”, and as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed;
WHEREAS, Digirad has entered into that certain Stock Purchase Agreement dated as of February 1, 2021 (the “Purchase Agreement”), with M.D.O.S.C.A, Inc., a California corporation (“Buyer”), pursuant to which Digirad has agreed to sell, and Buyer has agreed to purchase, 1,000 shares of Common Stock, $0.0001 par value (the “Shares”) of MD Office, which shares represent one hundred percent (100%) of the issued and outstanding shares of MD Office, for a purchase price of $1,385,000 to be paid in quarterly installments over seven years and to bear interest at a rate of 5% per annum pursuant to the Buyer Note (as defined in the Purchase Agreement), all subject to the terms and conditions set forth in the Purchase Agreement (the “Sale”);

    WHEREAS, as a separate matter from the Sale, Digirad has notified Lender that Digirad has changed its name to Star Equity Holdings, Inc. effective as of January 1, 2021 (the “Name Change”); and
WHEREAS, the Borrowers and Guarantor have requested Lender to (i) consent to the Sale and the Name Change, and (ii) amend certain provisions of the Original Loan Agreement, in each case pursuant to the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, in consideration of the loans which may hereafter be made by the Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I
DEFINITIONS AND REFERENCES
Section 1.1.    Terms Defined in the Original Loan Agreement
Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Amendment.
Article II
AMENDMENTS TO ORIGINAL LOAN AGREEMENT
Section 2.1.    New Definitions
The following defined terms are hereby added to Section 1.1 of the Original Loan Agreement in the proper alphabetical order:
“First Amendment” means that certain First Amendment to Loan and Security Agreement among the Borrowers, Guarantor, and Lender dated as of the First Amendment Closing Date.
“First Amendment Closing Date” means February 1, 2021.
Section 2.2.    Restated Definitions. As of the Effective Date, upon satisfaction in full of the conditions precedent set forth in Article IV hereof, the terms “Borrowers” and “Credit Parties” shall no longer include MD Office; provided, however, that the terms “Borrowers” and “Credit Parties” as used in this Amendment shall include MD Office. Accordingly, the term “Borrowers” set forth in Section 1.1 of the Original Loan Agreement is hereby amended and restated as follows:
“Borrowers” means, collectively, Digirad Health, Digirad Imaging, DMS Health, DMS Imaging, DMS Health Canada, PR Holding, PR Acquisition, Digirad Diagnostic Imaging, Inc., and each other Person who becomes a Borrower hereunder in accordance with the terms of Section 8.16, whether now or hereafter existing, and their successors and assigns; provided, however, that the term “Borrowers” as used in the First Amendment shall also include MD Office.

Section 2.3.    Fundamental Changes. The last sentence of Section 9.1 of the Original Loan Agreement is hereby amended and restated as follows:
No Credit Party or Guarantor will change its name, identity, jurisdiction of organization, organizational type or location of its chief executive office or principal place of business unless such Credit Party (or Borrower Representative, on behalf of such Credit Party) or Guarantor gives Lender at least thirty (30) days prior written notice thereof and executes (or causes such applicable Credit Party or Guarantor to execute) all documents and takes (or causes such applicable Credit Party or Guarantor to take) all other actions that Lender reasonably requests in connection therewith, including but not limited to the delivery of a legal opinion to Lender, reasonably satisfactory in form and substance to Lender.

Section 2.4.    Schedules. Schedules 7.1, 7.11, 7.17 and 7.21 to the Original Loan Agreement are hereby amended to delete the information highlighted in yellow on Schedules 7.1, 7.11, 7.17 and 7.21 hereto.

Article III
CONSENT; RELEASE; FEES, COSTS AND EXPENSES
Section 3.1.    Consent.
Subject to satisfaction in full of the conditions precedent set forth in Article IV hereof, and in reliance on the representations set forth in Article V hereof, the Lender hereby consents to (a) the Sale pursuant to the Purchase Agreement to the extent such Sale would otherwise violate the covenants set forth in Sections 9.8 and 9.12 of the Loan Agreement, and (b) the Name Change, to the extent the Name Change would otherwise violate the covenants set forth in Section 9.1 of the Loan Agreement. The foregoing consents are limited consents and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Loan Agreement or any other Loan Documents. The Credit Parties and Guarantor hereby agree that, except as expressly set forth in this Article III, nothing in this Amendment, or the performance by the parties of their respective obligations hereunder, constitutes or shall be deemed to constitute a waiver of any Default or Event of Default or any of the rights or remedies of the Lender under the terms of the Loan Agreement, any other Loan Document or Applicable Law, all of which are hereby reserved. Nothing herein shall be implied or construed to modify the terms of the Loan Documents except as expressly provided herein or to obligate the Lender to grant any further waivers, consents or enter into any additional amendments or modifications of the Loan Agreement or any other Loan Document.
Section 3.2.    No Other Waiver or Course of Dealing.
Credit Parties and Guarantor hereby acknowledge and agree that irrespective of (i) the amendments and consents granted herein, (ii) any amendments, consents, waivers or forbearances previously granted by the Lender regarding the Loan Documents; (iii) any previous failures or delays of the Lender in exercising any right, power or privilege under the Loan Documents or the Lender’s making of any Loans or other extensions of credit during any period of the existence of a Default or an Event of Default; or (iv) any previous failures or delays of the Lender in the monitoring or in the requiring of compliance by Credit Parties and Guarantor with the duties, obligations and agreements of Credit Parties and Guarantor, respectively, under the Loan Documents, hereafter each Credit Party and Guarantor will be expected to comply strictly with its duties, obligations and agreements applicable to it under the Loan Documents (including any amendments, consents, waivers or forbearances previously expressly granted in writing). Further, the amendments, consents, waivers, forbearances, failures, delays, Loans and extensions of credit described in the foregoing clauses (i) through (iv) shall not constitute a waiver of any past, present or future violation, Default or Event of Default of any Credit Party, Guarantor or any other Person under the Loan Documents, except for the amendments, consents and waivers expressly provided for in this Amendment and shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents or any other contract or instrument; or (b) amend or alter any provision of the Loan Documents or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of any Credit Party, Guarantor or any other Person or any right, privilege or remedy of the Lender under the Loan Documents or any other contract or instrument; or (d) constitute any consent by the Lender to any prior, existing or future violations of the Loan Documents.
Section 3.3.    Partial Release. Upon the satisfaction in full of the conditions precedent set forth in Article IV hereof, (a) MD Office shall no longer be a party to the Loan Agreement, (b) Lender shall release and hereby releases (i) MD Office from all of its obligations and liabilities under the Loan

Agreement and the other Loan Documents, (ii) all Liens in any and all Collateral (other than accounts receivable and any other assets retained by Digirad under the Purchase Agreement) owned by MD Office (the “MD Assets”), and (iii) all Liens in any and all Equity Interests in MD Office (the “MD Equity Interests”, and together with the MD Assets, the “Released Property”), and (c) Lender agrees that, at Credit Parties’ sole cost and expense, Lender will deliver to Buyer the original stock certificates in its possession representing the MD Equity Interests. The parties hereto acknowledge and agree that Lender is not releasing its security interest or Liens in any Collateral other than the Released Property, and such security interest and Liens in other Collateral granted pursuant to the Loan Agreement and other Loan Documents shall continue in full force and effect.
Section 3.4.    Fees, Costs and Expenses.
Credit Parties and Guarantor hereby reaffirm their agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of the Lender’s legal counsel. Without limiting the generality of the foregoing, Credit Parties and Guarantor specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Credit Parties and Guarantor hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Credit Party or Guarantor, make one or more Revolving Loans to Borrowers under the Loan Agreement, or apply the proceeds of any Revolving Loan, for the purpose of paying such fees, disbursements, costs and expenses in connection with this Amendment.
Article IV
CONDITIONS OF EFFECTIVENESS

Section 4.1.    Effective Date

This Amendment and the amendments, consents and partial release granted herein shall become effective as of the Effective Date once the following conditions precedent have been satisfied in full:
(a)    Lender shall have received, at Lender’s office, a duly executed counterpart of this Amendment, executed by the Credit Parties and Guarantor;
(b)    Lender shall have received (i) true, correct and complete copies of the Purchase Agreement, any and all amendments and modifications thereto, and any and all related documents, and (ii) evidence that all conditions to the closing of the Sale have been satisfied in full and that such closing shall occur concurrently with the effectiveness of this Amendment.
(c)    Any and all Debt or other obligations of MD Office to any other Credit Party or Guarantor or of any Credit Party (other than MD Office) or Guarantor to MD Office shall have been paid in full, other than as set forth in the Purchase Agreement;
(d)    After giving effect to the Sale, each Credit Party shall be Solvent;

(e)    After giving effect to the Sale, the sum of (i) the unpaid principal balance of the Revolving Loans plus (ii) the existing LC Obligations shall not exceed the Borrowing Base excluding the property owned by MD Office;
(f)    Lender shall have received, in form and substance satisfactory to Lender, such other documents, instruments and certificates as Lender may reasonably require in connection with the transactions contemplated hereby;
(g)    The representations and warranties contained herein and in the Loan Agreement and other Loan Documents shall be true and correct on and as of the First Amendment Closing Date, as though such representations and warranties are made on and as of such date (except to the extent any such representations and warranties relate solely to an earlier date); and
(h)    No Default or Event of Default shall have occurred and be continuing.
Article V
REPRESENTATIONS AND WARRANTIES

Section 5.1.    Representations, Warranties and Additional Covenants of Credit Parties and Guarantor. In order to induce the Lender to enter into this Amendment, each Credit Party and Guarantor represents and warrants to the Lender that:
(a)    The representations and warranties contained in the Loan Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof; provided, however, those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date.
(b)    Each Credit Party and Guarantor is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party. Each Credit Party and Guarantor has duly taken all limited liability company or corporate (as applicable) action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Credit Party or Guarantor hereunder. The Borrowers (other than MD Office) are and will continue to be authorized to borrow under the Loan Agreement.
(c)    The execution and delivery by each Credit Party and Guarantor of this Amendment, the performance by such Credit Party and Guarantor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of Applicable Law, or of the certificate of formation or incorporation, bylaws, operating agreement or other charter documents of such Credit Party or Guarantor, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Credit Party or Guarantor, or result in the creation of any Lien upon any assets or properties of such Credit Party or Guarantor. Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Credit Party or Guarantor of this Amendment or to consummate the transactions contemplated hereby.
(d)    When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of each Credit Party and Guarantor, enforceable against such Credit Party and

Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
(e)    No Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents, and Credit Parties and Guarantor are in full compliance with all covenants and agreements contained therein.
Article VI
MISCELLANEOUS

Section 6.1.    Ratification of Agreement
The Original Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document except as expressly set forth herein. The terms and provisions of the Loan Agreement and other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Credit Party and Guarantor hereby ratifies and confirms that all guaranties, assurances, security interests and liens granted, conveyed or assigned to the Lender under the Loan Documents (as they may have been renewed, extended, increased and amended), other than the Lender’s Lien on the Released Property released pursuant to Section 3.3 of this Amendment, are not released, reduced or otherwise adversely affected by this Amendment or the partial release provided herein and continue to guarantee, assure and secure full payment and performance of the present and future Obligations, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as the Lender may reasonably request in order to create, perfect, preserve and protect those guaranties, assurances, security interests and liens
Section 6.2.    Ratification of Guaranty.
Digirad hereby: (i) confirms and agrees that, notwithstanding this Amendment, the consent and partial release granted herein and consummation of the transactions contemplated hereby, the Guaranty Agreement dated as of March 29, 2019 and executed by Digirad (the “Digirad Guaranty”) and all of Digirad’s covenants, obligations, agreements, waivers and liabilities under the Digirad Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed; (ii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in the Digirad Guaranty; (iii) reaffirms that Digirad’s obligations under the Digirad Guaranty are separate and distinct from the obligations of any other party under the Loan Agreement (as modified by this Amendment) and the other Loan Documents; and (iv) waives any defense which might arise due to the execution and delivery of this Amendment, and the performance of the terms hereof or of the Loan Agreement (as modified by this Amendment).
Section 6.3.    Survival of Agreements
All representations, warranties, covenants and agreements of the Credit Parties and Guarantor herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party or Guarantor hereunder or under the Loan Agreement to the Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Credit Party or Guarantor under this Amendment and under the Loan Agreement.
Section 6.4.    Loan Documents
This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.
Section 6.5.    Governing Law
This Amendment shall be construed in accordance with the substantive laws of the State of New York and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws without giving effect to the conflicts of laws principles thereof, but including Sections 5.1401 and 5.1402 of the General Obligations Law.
Section 6.6.    Counterparts; Fax
This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed and delivered by facsimile transmission, electronic mail, or other electronic means.
Section 6.7.    Release
Each Credit Party and Guarantor, in each case on behalf of itself and, as applicable, such Credit Party’s or Guarantor’s predecessors, successors, successors-in-interest, partners, members, shareholders, managers, directors, officers, heirs, beneficiaries, agents and assigns (each, a “Releasing Person” and collectively, the “Releasing Persons”): (i) does hereby forever RELEASE, ACQUIT, REMISE and FOREVER DISCHARGE Lender and its Affiliates, Equity Interest owners, present and former officers, directors, stockholders, members, managers, employees, attorneys, agents and other representatives, and the respective predecessors, successors, successors-in-interest, assigns, heirs, and representatives of each of the foregoing (each, a “Releasee” and collectively, the “Releasees”) from any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation of the Releasees, or any of them, that any of the Releasing Persons ever had from the beginning of time, may have or hereafter can, may or shall have against the Releasees, or any of them, which have arisen or accrued prior to or as of the date of this Amendment, in each case to the extent in any way relating to or arising out of or in connection with: (a) any of the Obligations or the Loan Documents; (b) any of the transactions consummated under any of the Loan Documents; (c) the making of any Loan or the use of the proceeds thereof; (d) the Collateral; (e) the exercise by Lender of any right or remedy under or with respect to the Loan Documents, the Obligations, or the Collateral; (f) the conduct of the relationship between or among the Lender and any one or more of the Credit Parties or Guarantor; (g) fraud, dominion, control, alter ego, instrumentality, misrepresentation, NEGLIGENT MISREPRESENTATION, duress, coercion, undue influence, interference, NEGLIGENCE OR GROSS NEGLIGENCE, business interruption or lost profits, slander, libel or damage to reputation; (h) estoppel, promissory estoppel or waiver; (i) usury or penalty or damages therefor, from any advances or loans, or from the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate; (j) intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with governance or prospective business advantage, or mistake; (k) any act, failure to act, event, omission, transfer, payment or transaction occurring on or prior to the date of this Amendment; (l) any fee, penalty or payment charged or paid under or in connection with the Loan Documents or this Amendment; or (m) the negotiation of this Amendment and any Loan Documents (each a “Claim” and collectively, “Claims”) and (ii) does hereby agree and covenant not to assert or prosecute against any or all of the Releasees any Claims.
THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, this Amendment is duly executed and delivered as of the date first above written.
BORROWERS:
DIGIRAD HEALTH, INC.
MD OFFICE SOLUTIONS
PROJECT RENDEZVOUS HOLDING CORPORATION
PROJECT RENDEZVOUS ACQUISITION CORPORATION
DMS HEALTH TECHNOLOGIES, INC.
DMS IMAGING, INC.
DMS HEALTH TECHNOLOGIES – CANADA, INC.
DIGIRAD DIAGNOSTIC IMAGING, INC.

By:    /s/ Matt Molchan
Name:    Matt Molchan
Title: President and CEO

DIGIRAD IMAGING SOLUTIONS, INC.
By:    /s/ Matt Molchan
Name:    Matt Molchan
Title: President and CEO

GUARANTOR:                STAR EQUITY HOLDINGS, INC. (formerly known as Digirad Corporation), as Guarantor

By: /s/ Jeff Eberwein____________________________
Name: Jeff Eberwein
Title: Executive Chairman

LENDER:                    STERLING NATIONAL BANK, as Lender
By:/s/ Greg Gentry____________________________
Name: Greg Gentry
Title: Senior Managing Director